UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2011
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)
(713) 690-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 10, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of HCC Insurance Holdings, Inc. (the “Company”) adopted the following compensation-related decisions regarding the Company’s named executive officers (i.e. — those executive officers for whom disclosure was required in the Company’s 2010 Proxy Statement):
2010 Cash Performance Awards
     The Committee approved the actual amounts to be paid to certain executive officers, including our named executive officers, for cash performance awards made in 2010 under the Company’s 2008 Flexible Incentive Plan (the “2008 FIP”), as follows:

Named Executive Officer	2010 Cash Performance Award

John N. Molbeck, Jr.	$3,250,000
Craig J. Kelbel	$675,000
Michael J. Schell	$725,000
W. Tobin Whamond	$500,000
     In addition, the Committee awarded discretionary annual incentive awards to named executive officers who did not receive cash performance awards in 2010 under the 2008 FIP, as follows:

Named Executive Officer	2010 Discretionary Annual Incentive Award

Barry J. Cook	$978,000	*
Brad T. Irick	$250,000
2011 Cash Performance Award Targets
     The Committee designated named executive officers as participants and established targets for the cash performance awards in 2011 under the 2008 FIP, as follows:

Named Executive Officer	2011 Cash Performance Award Target

John N. Molbeck, Jr.	1.00%
Brad T. Irick	0.25%
Craig J. Kelbel	0.25%
Michael J. Schell	0.25%
W. Tobin Whamond	0.25%
     The target awards are expressed as a percentage of the Company’s pre-tax income for 2011. The actual amount paid under these cash performance awards may differ from the 2011 target. Under the terms of the 2008 FIP, the Committee has the authority to reduce any award down to zero, at any time until such award is paid on March 15, 2012.

*	Converted from British pounds sterling using an exchange rate of 1.63

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President, General Counsel & Secretary

DATED: March 15, 2011